Exhibit 5.2

FREDRIKSON & BYRON, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, Minnesota 55402
Telephone: (612) 492-7000
Facsimile: (612) 492-7077

May 18, 2020

Art’s-Way Manufacturing Co., Inc.
5556 Highway 9
Armstrong, Iowa 50514

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as corporate counsel to Art’s-Way Manufacturing Co., Inc. (the “Company”) in connection with the filing by the Company of a Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-173914) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement covered 466,500 shares (the “Shares”) of Common Stock, par value $0.01, of the Company, issuable pursuant to the Company’s 2011 Equity Incentive Plan (the “Plan”). Up to (i) 56,000 of the Shares that were subject to outstanding awards under the Plan, as of the effective date of the 2020 Equity Incentive Plan (the “2020 Plan”), that are subsequently cancelled, terminate unearned, expire, are forfeited, or lapse for any reason and (ii) 42,015 of the Shares that were not subject to outstanding awards under the Plan as of the effective date of the 2020 Plan may be issuable pursuant to the 2020 Plan (collectively, the “Carryover Shares”).

In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented, and represented as being such, to us by the Company: (i) the Company’s Certificate of Incorporation; (ii) the Company’s Bylaws; (iii) certain corporate resolutions adopted by the Board of Directors and stockholders of the Company pertaining to the adoption and approval of the 2020 Plan; (iv) the 2020 Plan; and (v) the Post-Effective Amendment No. 1 to the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors or by public officials or their staffs, it is our opinion as of this date that, upon issuance and delivery of the Carryover Shares against receipt by the Company of the consideration for the Carryover Shares pursuant to the terms of the 2020 Plan, the Carryover Shares will be validly issued, fully paid and nonassessable.

This opinion is limited to the Delaware General Corporation Law. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Fredrikson & Byron, P.A.

By: Amanda K. Lorentz
Vice President